U N I T E D   S T A T E S

               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549


                             FORM 8-K


                          CURRENT REPORT


              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


              Date of Report
    (Date of earliest event reported)       June 20, 2000


               PACIFIC CENTURY FINANCIAL CORPORATION
      ------------------------------------------------------
      (Exact name of registrant as specified in its charter)


         Delaware                1-6887           99-0148992
 ------------------------     ------------    -------------------
 (State of incorporation)     (Commission        (IRS Employer
                              File Number)    Identification No.)


    130 Merchant Street, Honolulu, Hawaii             96813
   ----------------------------------------         ----------
   (Address of principal executive offices)         (Zip Code)


      (Registrant's telephone number,
           including area code)             (808) 537-8037

Item 5.  Other Events

          (a)   Exhibit

                    99.1   Press Release



                             SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:  June 23, 2000                   PACIFIC CENTURY FINANCIAL
                                       CORPORATION


                                       /s/ LAWRENCE M. JOHNSON
                                           (Signature)

                                       Lawrence M. Johnson
                                       Chairman & Chief
                                         Executive Officer

                SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C.  20549









              PACIFIC CENTURY FINANCIAL CORPORATION







                   EXHIBIT TO CURRENT REPORT ON
                   FORM 8-K DATED June 20, 2000



















                  Commission File Number 1-6887
          Pacific Century Financial Corporation to
     Increase 2nd Quarter 2000 Allowance for Loan Losses

                    FOR IMMEDIATE RELEASE

     HONOLULU (June 20, 2000) Pacific Century Financial Corporation announced today that it expects to take an additional provision expense of between $55 - $65 million in the second quarter to increase its allowance for loan losses and improve coverage of non-performing assets. The additional provision should result in nominal earnings for the second quarter.

     The objective of the provision is twofold: 1) to offset net charge-offs for the quarter and 2) increase the allowance for loan losses consistent with an anticipated level in non-performing assets at the end of the second quarter.

     The action reflects the company's response to weakness in a small number of its larger loans from both its syndicated loan and Hawaii commercial real estate portfolios. The extra provisioning also considers recent political and economic turmoil in Fiji, where Bank of Hawaii has three branches.

     "We view this as a prudent measure to effectively manage the issues at hand," said Lawrence M. Johnson, Pacific Century's chairman and CEO. "The disappointing aspect of this action is that it overshadows the tangible benefits which have resulted from steps taken to improve our long-term performance and the positive trends in Hawaii's economy."

     The company has prepared comments regarding the additional provision. To access the comments, dial (800) 475-6701 for domestic calls or (320) 365-3844 for international calls, and enter the access code 525073. The comments will be available from Wednesday, June 21, 2000, 12 a.m. EST through Monday, June 26, 2000, 11:59 p.m. EST.

     Pacific Century Financial Corporation is a regional financial services holding company with locations throughout the Pacific region. Pacific Century and its subsidiaries provide varied financial service to businesses, governments and consumers in four principal markets: Hawaii, the West and South Pacific, Asia and selected markets on the U.S. Mainland. Pacific Century's principal subsidiary, Bank of Hawaii, is the largest commercial bank in the state of Hawaii.